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                                                                     Exhibit 1.1



                           CRESCENT CAPITAL TRUST I
                          (A DELAWARE BUSINESS TRUST)

                        1,000,000 PREFERRED SECURITIES

                 _____% CUMULATIVE TRUST PREFERRED SECURITIES
                (LIQUIDATION AMOUNT $10 PER PREFERRED SECURITY)


                                    FORM OF
                            UNDERWRITING AGREEMENT
                            ----------------------



                               __________, 1999



Ryan, Beck & Co., Inc.
220 South Orange Avenue
Livingston, New Jersey 07039

Ladies and Gentlemen:

     Crescent Capital Trust I (the "Trust"), a statutory business trust organized under the Business Trust Act of the State of Delaware (the "Delaware Act"), and CB&T Holding Corporation, a Louisiana corporation (the "Company"), as depositor of the Trust and as guarantor (the Trust and the Company are referred to collectively as the "Offerors"), hereby confirm their agreement with Ryan, Beck & Co., Inc. (the "Underwriter"), with respect to the issue and sale by the Trust and the purchase by the Underwriter of 1,000,000 (the "Initial Securities") of the Trust's _____% Cumulative Trust Preferred Securities (the "Preferred Securities"). The Trust and the Company also propose to issue and sell to the Underwriter, at the Underwriter's option, up to an additional 150,000 Preferred Securities (the "Option Securities") as set forth herein. The term "Preferred Securities" as used herein, unless indicated otherwise, shall mean the Initial Securities and the Option Securities.

     The Preferred Securities and the Common Securities (as defined herein) are to be issued pursuant to the terms of an Amended and Restated Trust Agreement dated as of __________, 1999 (the "Trust Agreement"), among the Company, as depositor, Wilmington Trust Company (the "Trust Company"), a Delaware banking corporation, as property trustee (the "Property Trustee"), the Trust Company, as Delaware trustee (the "Delaware Trustee"), and Gary N. Solomon, an individual, Paul R. Trapani, Jr., an individual, and William F. Haake, Jr., an individual (the "Administrative Trustees" and, together with the Property Trustee and the Delaware Trustee, the "Trustees") and the
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holders from time to time of undivided beneficial interests in the assets of the
Trust. The Preferred Securities will be guaranteed by the Company, on a subordinated basis and subject to certain limitations, with respect to distributions and payments upon liquidation, redemption or otherwise (the "Guarantee") pursuant to the Preferred Securities Guarantee Agreement to be dated as of [__________, 1999] (the "Guarantee Agreement") between the Company and the Trust Company, as guarantee trustee (the "Guarantee Trustee"). The assets of the Trust will consist of _____% junior subordinated debentures due __________, 2029 (the "Junior Subordinated Debentures") of the Company which will be issued under the Indenture to be dated as of [__________, 1999] (the "Indenture"), between the Company and the Trust Company, as trustee (the "Indenture Trustee"). The Company has agreed to pay all costs, expenses and liabilities of the Trust payable to third parties, with certain exceptions, pursuant to the Agreement as to Expenses and Liabilities, dated as of [__________, 1999], between the Company and the Trust (the "Expense Agreement"). Under certain circumstances, the Junior Subordinated Debentures will be distributable to the holders of undivided beneficial interests in the assets of the Trust. The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of the Trust's common securities (the "Common Securities") and will be used by the Trust to purchase an equivalent amount of the Junior Subordinated Debentures.

     The initial public offering price for the Preferred Securities, the purchase price to be paid by the Underwriter for the Preferred Securities, the commission per Preferred Security to be paid by the Company to the Underwriter and the rate of interest to be paid on the Preferred Securities shall be agreed upon by the Company and the Underwriter, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Underwriter and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Preferred Securities will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and all references herein to "this Agreement" shall be deemed to include, the Price Determination Agreement.

     The Offerors have prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File Nos. 333-86571 and 333-86571-01) covering the registration of the Preferred Securities, the Guarantee and the Junior Subordinated Debentures under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and, if such registration statement has not become effective, the Company will prepare and file, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus. Each prospectus used before the time such registration statement becomes effective is herein called a "preliminary prospectus". Such registration statement, including the exhibits thereto, at the time it becomes effective, is herein called the "Registration Statement", and the prospectus, included in the Registration Statement at the time it becomes effective is herein called the "Prospectus", except that if any revised prospectus provided to the Underwriter by the Company for use in connection with the offering of the Preferred

                                       2
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Securities differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b) under the 1933 Act ("Rule 424(b)"), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first furnished to the Underwriter for such use.

     The Company understands that the Underwriter proposes to make a public offering of the Preferred Securities (the "Offering") as soon as possible after the Registration Statement becomes effective. The Underwriter may assemble and manage a selling group of broker-dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") to participate in the solicitation of purchase orders for the Preferred Securities.

     Section 1.  Representations and Warranties.
                 ------------------------------

     (a) The Offerors jointly and severally represent and warrant to and agree with the Underwriter that:

          (i) The Company meets the requirements for use of Form S-1 under the 1933 Act and, when the Registration Statement on such form shall become effective and at all times subsequent thereto up to the Closing Time referred to below (and, with respect to the Option Securities, up to the Option Closing Date referred to below), (A) the Registration Statement and any amendments and supplements thereto will comply in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"); (B) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) neither the Prospectus nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Offerors by the Underwriter or its counsel expressly for use in the Registration Statement or the Prospectus, or any information contained in any Form T-1 which is an exhibit to the Registration Statement.
The statements contained under the caption "Underwriting" in the Prospectus constitute the only information furnished to the Offerors in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus.

          (ii) Grant Thornton LLP and Roth Murphy Sanford L.L.P., who are reporting upon the audited financial statements included or incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii) The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their

                                       3
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operations and cash flows for the periods specified. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Selected Consolidated Financial and Other Data" and "Our Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. No pro forma financial information is required to be included in the Registration Statement pursuant to Article 11 of Regulation S-X.

          (iv) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (v) The Company is duly registered with the Board of Governors of the Federal Reserve System as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"); the deposit accounts of Crescent Bank & Trust (the "Bank") are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC"), up to the maximum allowable limits thereof; and the Company has no active subsidiaries other than the Bank. The Offerors have all such power, authority, authorization, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Preferred Securities and the Junior Subordinated Debentures.

          (vi) The Bank is a Louisiana-chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of Louisiana with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; the Bank is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of the Bank have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company directly or indirectly.

          (vii) Except for the Bank and the Trust, the Company does not have any "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X of the Commission.

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          (viii) The Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Prospectus under the caption "Our Capitalization".

          (ix) This Agreement has been duly authorized, executed and delivered by the Offerors and, when duly executed by the Underwriter, will constitute a valid and binding agreement of the Offerors enforceable against the Offerors in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of holding companies of insured depository institutions, (b) general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, or (c) laws relating to the safety and soundness of holding companies of insured depository institutions, and except to the extent that the provisions of Section 6 may be unenforceable as against public policy or under applicable law. The Guarantee Agreement, the Junior Subordinated Debentures, the Trust Agreement, the Expense Agreement and the Indenture have each been duly authorized and, when duly executed and delivered by the Company and, in the case of the Guarantee, by the Guarantee Trustee, in the case of the Trust Agreement, by the Trustees, and in the case of the Indenture, by the Indenture Trustee, will constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of holding companies of insured depository institutions, (b) general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, or (c) laws relating to the safety and soundness of holding companies of insured depository institutions. The Junior Subordinated Debentures are entitled to the benefits of the Indenture; and the Guarantee Agreement, the Junior Subordinated Debentures, the Trust Agreement, the Expense Agreement and the Indenture conform in all material respects to the descriptions thereof in the Prospectus. The Trust Agreement, the Guarantee Agreement and the Indenture have been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

          (x) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Delaware Act with the power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus. The Trust has conducted no business to date, and it will conduct no business in the future that would be inconsistent with the description of the Trust set forth in the Prospectus. The Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement or described in the Prospectus; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement and described in the Prospectus; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

          (xi) The Preferred Securities have been duly and validly authorized by the Trust for issuance and sale to the Underwriter pursuant to this Agreement and, when executed and authenticated in accordance with the terms of the Trust Agreement and delivered by the Trust to the

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Underwriter pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and will constitute valid and legally binding obligations of the Trust enforceable in accordance with their terms and entitled to the benefits provided by the Trust Agreement. The Preferred Securities conform in all material respects to the description thereof in the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same; the holders of the Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and the issuance of the Preferred Securities is not subject to any preemptive or other similar rights.

          (xii) The Common Securities have been duly and validly authorized by the Trust and, upon delivery by the Trust to the Company against payment therefor as described in the Prospectus, will be duly and validly issued and fully paid undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof in the Prospectus; the issuance of the Common Securities is not subject to any preemptive or other similar rights; and at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (xiii) The issuance and sale of the Preferred Securities and the Common Securities by the Trust, the compliance by the Trust with all of the provisions of this Agreement, the purchase of the Junior Subordinated Debentures by the Trust, and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Trust Agreement or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its properties; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or other governmental agency or body is required to be obtained by the Trust for the issue and sale of the Preferred Securities and the Common Securities by the Trust, the purchase of the Junior Subordinated Debentures by the Trust or the consummation by the Trust of the transactions contemplated by this Agreement and the Trust Agreement, except for such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as have already been obtained, or as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, state securities laws or the TIA.

          (xiv) The issuance by the Company of the Guarantee and the Junior Subordinated Debentures, the compliance by the Company with all of the provisions of this Agreement, the execution, delivery and performance by the Company of the Trust Agreement, the Junior Subordinated Debentures, the Guarantee Agreement, the Expense Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which the Company or the Bank is a party or by which the Company or the Bank is bound or to which any of the property or assets of the Company or the Bank is subject, nor will such action result

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in any violation of the provisions of the Articles of Incorporation or by-laws of the Company or the Bank or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Bank or any of their respective properties; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or other governmental agency or body is required for the issue of the Guarantee and the Junior Subordinated Debentures or the consummation by the Company of the other transactions contemplated by this Agreement, except for such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as have already been obtained, or as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, state securities laws or the TIA.

          (xv) The Trust has not engaged in any activity that would result in the Trust being, and after giving effect to the offering and sale of the Preferred Securities the Trust will not be, an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (xvi) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

          (xvii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock, other than as described or contemplated in the Prospectus. Neither the Company, the Bank nor any other subsidiary has any material liability of any nature, contingent or otherwise, except as set forth in the Prospectus.

          (xviii) Neither the Company nor the Bank is in violation of any provision of its articles of incorporation, charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that in the aggregate would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xix) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company, the Bank or any other subsidiary that is required to be disclosed in the Prospectus or that could reasonably be

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expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected materially and adversely to affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected materially and adversely to affect the consummation of the transactions contemplated in this Agreement; all pending legal or governmental proceedings to which the Company, the Bank or any other subsidiary is a party that are not described in the Prospectus, including ordinary routine litigation incidental to its business, if decided in a manner adverse to the Company, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xx) There are no material contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

          (xxi) Each of the Company and the Bank has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise are in full force and effect, and neither the Company nor the Bank has any notice of any material claim that has been asserted by anyone adverse to the rights of the Company or the Bank under any such lease or sublease or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xxii) Each of the Company and the Bank owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor the Bank has received any notice of any restriction upon, or any notice of proceedings relating to revocation or modification of, any such licenses, permits, certificates, consents, orders, approvals or authorizations.

          (xxiii) No labor problem with the employees of the Company or the Bank exists or, to the best knowledge of the Company, is imminent that could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Bank, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Bank's principal suppliers, contractors or customers that could reasonably be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Bank, considered as one enterprise.

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          (xxiv)  Except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xxv) Except as disclosed in the Prospectus, the Company and the Bank own or possess all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets or other unpatented and/or unpatentable proprietary or confidential information systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") currently employed by them in connection with the business now operated by them except where the failure to own, possess or acquire such patent and proprietary rights would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise. Neither the Company nor the Bank has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, and which infringement or conflict (if the subject of any unfavorable decision, rule and refinement, singly or in the aggregate) could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xxvi) The Company and the Bank have filed all federal, state and local income, franchise or other tax returns required to be filed and have made timely payments of all taxes due and payable in respect of such returns, and no material deficiency has been asserted with respect thereto by any taxing authority.

          (xxvii) The Preferred Securities have been approved for listing on the American Stock Exchange.

          (xxviii) Neither the Trust, the Company nor the Bank has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation, under the 1934 Act or otherwise, of the price of the Preferred Securities.

          (xxix) Neither the Company nor the Bank is or has been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to foreign, federal, state, municipal or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of banking, bank holding companies, consumer credit, truth-in-lending, usury, currency transaction reporting, occupational safety and health and equal employment practices) heretofore or currently in effect, except such violations that have been fully cured or satisfied without recourse or that in the aggregate will not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xxx) Neither the Company nor the Bank has any agreement or understanding with any person (A) concerning the future acquisition by the Company or the Bank of a controlling interest in any entity or (B) concerning the future acquisition by any person of a controlling interest in the Company or the Bank, in either case that is required by the 1933 Act or the 1933 Act Regulations to be disclosed by the Company that is not disclosed in the Prospectus.

     (b) Any certificate signed by any authorized officer of the Company or the Bank and delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

     (c) There are no issues related to the Company's or the Bank's preparedness for the Year 2000 that (i) are of a character required to be described or referred to in the Registration Statement or Prospectus by the 1933 Act which have not been accurately described in the Registration Statement or Prospectus or (ii) might reasonably be expected to result in any material adverse change or that might materially affect their properties, assets or rights. All internal computer systems and each Constituent Component (as defined below) of those systems and all computer-related products and each Constituent Component (as defined below) of those products of the Company and the Bank will fully comply with Year 2000 Qualification Requirements by December 31, 1999. "Year 2000 Qualification Requirements" means that the internal computer systems and each Constituent Component (as defined below) of those systems and all computer-related products and each Constituent Component of those products of the Company and the Bank (i) have been reviewed to confirm that they store, process (including sorting and performing mathematical operations, calculations and computations), input and output data containing date and information correctly regardless of whether the date contains dates and times before, on or after January 1, 2000, (ii) have been designated to ensure date and time entry recognition and calculations, and date data interface values that reflect the century, (iii) accurately manage and manipulate data involving dates and times, including single century formulas and multi-century formulas, and will not cause an abnormal ending scenario within the application or generate incorrect values or invalid results involving such dates, (iv) accurately process any date rollover, and (v) accept and respond to two-digit year date input in a manner that resolves any ambiguities as to the century. "Constituent Component" means all software (including operating systems, programs, packages and utilities), firmware, hardware, networking components, and peripherals provided as part of the configuration. The Company has inquired of material vendors as to their preparedness for the Year 2000 and has disclosed in the Registration Statement or Prospectus any issues that might reasonably be expected to result in any material adverse change.

     (d) Each of the Company and the Bank is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and property owned or leased by the Company and the Bank against theft, damage, destruction, acts of vandalism and earthquakes, general liability and directors and officers liability. The Company has no reason to believe that it or the Bank will not be able (i) to renew its

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existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a material adverse change. Neither the Company nor the Bank has been denied any insurance coverage which it has sought or for which it has applied.

     (e) There are no business relationships or related-party transactions involving the Company or the Bank or any other person required to be described in the Prospectus which have not been described in the Prospectus as required.

     (f) Neither the Company nor the Bank nor, to the best of the Company's knowledge, any employee or agent of the Company or the Bank, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

     (g) The Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business, except where the failure to comply would not result in a material adverse change, (ii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus, (iii) to the best of its knowledge, the Company will not be required to make future material capital expenditures to comply with Environmental Laws and (iv) no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. (S)9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

     (h) The Company and the Bank and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, the Bank or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or the Bank, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or the Bank is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, the Bank or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, the Bank or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfounded benefit liabilities" (as defined under ERISA). Neither the Company, the Bank nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, the Bank or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the

Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

     Section 2.  Sale and Delivery to the Underwriter; Closing.
                 ---------------------------------------------

     (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Trust, 1,000,000 Initial Securities at the purchase price and terms set forth herein and in the Price Determination Agreement.

     In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants an option to the Underwriter to purchase up to an additional 150,000 Preferred Securities in accordance with the terms set forth herein and in the Price Determination Agreement. The option hereby granted will expire at 5:00 p.m. New York City time on the 30th day after the date the Registration Statement is declared effective by the Commission (or at 5:00 p.m. New York City time on the next business day following the 30th day if such 30th day is not a business day) and may be exercised, on one occasion only, solely for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is exercising the option and the time, date and place of payment and delivery for the Option Securities. Such time and date of delivery (the "Option Closing Date") shall be determined by the Underwriter but shall not be later than five full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, nor earlier than the second business day after the date on which the notice of the exercise of the option shall have been given.

     (b) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Silver, Freedman & Taff, L.L.P., or at such other place as shall be agreed upon by the Company and the Underwriter, at 8:00 a.m. Central time on the third full business day after the effective date of the Registration Statement, or at such other time not earlier than three nor more than ten full business days thereafter as the Underwriter and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned office of Silver, Freedman & Taff, L.L.P., or at such other place as shall be agreed upon by the Company and the Underwriter, on the Option Closing Date as specified in the notice from the Underwriter to the Company. Payment for the Initial Securities and the Option Securities, if any, shall be made to the Company by wire transfer of immediately available funds, against delivery to the Underwriter for the account of the Underwriter of Preferred Securities to be purchased by it.

     (c) The Preferred Securities shall be issued in the form of one or more fully registered global securities (the "Global Securities") in book-entry form in such denominations and registered in the name of the nominee of The Depository Trust Company ("DTC") or in such names as the Underwriter may request in writing at least one business day before the Closing Date or the Option Closing Date, as the case may be. The Global Securities representing the Initial Securities or the Option Securities to be purchased will be made available for examination by the Underwriter and counsel to the Underwriter not later than 10:00 a.m. New York City time on the business day prior to the Closing Time or the Option Closing Date, as the case may be.

     Section 3.  Certain Covenants of the Offerors.  Each of the Offerors
                 ---------------------------------
covenants jointly and severally with the Underwriter as follows:

     (a) The Offerors will use their best efforts to cause the Registration Statement to become effective and will notify the Underwriter immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Preferred Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Offerors will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) The Offerors will not at any time file or make any amendment to the Registration Statement or, if the Offerors have elected to rely upon Rule 430A of the 1933 Act Regulations ("Rule 430A"), any amendment or supplement to the Prospectus of which the Underwriter shall not previously have been advised and furnished a copy, or to which the Underwriter or counsel for the Underwriter shall reasonably object.

     (c) The Offerors have furnished or will furnish to the Underwriter as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts as the Underwriter may reasonably request.

     (d) The Offerors will deliver or cause to be delivered to the Underwriter, without charge, from time to time until the effective date of the Registration Statement, as many copies of each preliminary prospectus as the Underwriter may reasonably request, and the Offerors hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Offerors will deliver or cause to be delivered to the Underwriter, without charge, as soon as the Registration Statement shall have become effective (or, if the Offerors have elected to rely upon Rule 430A, as soon as practicable after the Price Determination Agreement has been executed and delivered) and thereafter from time to time as requested by the Underwriter during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as the Underwriter may reasonably request.

     (e) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations, and the 1934 Act and the 1934 Act Regulations, so as to permit the completion of the distribution of the Preferred Securities as contemplated in this Agreement and in the Prospectus. If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Preferred Securities, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter or counsel for the Offerors, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

     (f) The Offerors will use their best efforts, in cooperation with the Underwriter, to qualify the Preferred Securities and the Junior Subordinated Debentures, for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the
                                              --------  -------
Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Preferred Securities have been qualified as above provided.

     (g) The Company will make generally available (within the meaning of Rule 158 of the 1933 Act Regulations ("Rule 158") to its securityholders and the Underwriter as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement of the Company and its subsidiaries (in form complying with the provisions of Rule 158) covering a period of at least 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

     (h) The Trust shall apply the entire proceeds from its sale of the Preferred Securities, combined with the entire proceeds from the issuance by the Trust to the Company of the Trust's Common Securities, to purchase an equivalent amount of Junior Subordinated Debentures from the Company. The Company and the Bank will use the net proceeds received by them from the sale of the Junior Subordinated Debentures in the manner specified in the Prospectus under the caption "How Our Net Proceeds Will Be Used".

     (i) The Offerors, during the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of Preferred Securities, will file promptly all documents required to be filed with the Commission pursuant to
Section 13 or 14 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

     (j) For a period of five years after the Closing Time, the Company will furnish to the corporate finance, syndicate and research departments of the Underwriter copies of the nonconfidential portion of each of the quarterly, annual and other reports filed by the Company with the Commission and such other documents, reports, proxy statements and information as shall be furnished by the Company to its stockholders generally.

     (k) The Company will provide to the holders of the Preferred Securities annual reports containing financial statements audited by the Company's independent auditors and, upon written request, the Company's annual reports on Form 10-K.

     (l) The Company will use its best efforts on a commercially reasonable basis to continue to engage independent auditors that have a nationwide practice.

     (m) The Offerors will file with the American Stock Exchange all documents and notices required by the American Stock Exchange of companies that have issued securities that are traded on the American Stock Exchange, and quotations
for which are reported by the American Stock Exchange.   The Offerors also agree
to continue to list the Preferred Securities on the American Stock Exchange as long as such securities qualify for the listing.

     (n) The Company shall pay the reasonable legal fees and related filing fees of Silver, Freedman & Taff, L.L.P. to prepare one or more "blue sky" surveys (each, a "Blue Sky Survey") for use in connection with the offering of the Preferred Securities as contemplated by the Prospectus and a copy of such Blue Sky Survey or surveys shall be delivered to each of the Company and the Underwriter.

     (o) If, at the time the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A, then the Offerors will prepare, and file or transmit for filing with the Commission in accordance with Rule 430A and Rule 424(b), copies of an amended Prospectus or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus) containing all information so omitted.

     (p) The Company will, at its expense, subsequent to the issuance of the Preferred Securities, prepare and distribute to the Underwriter and counsel to the Underwriter, a bound volume containing copies of the documents used in connection with the issuance of the Preferred Securities.

     (q) The Offerors will not, prior to the Option Closing Date or thirty (30) days after the date of this Agreement, whichever occurs first, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or any transaction with a related party which is required to be disclosed in the Prospectus pursuant to Item 404 of Regulation S-K of the Commission, except as contemplated by the Prospectus.

     (r) During a period of ninety (90) days from the date of the Prospectus, neither the Trust nor the Company will, without the prior written consent of the Underwriter, directly or indirectly, offer, sell, offer to sell, or otherwise dispose of any Preferred Securities, any other beneficial interests in the assets of the Trust, or any preferred securities or other securities of the Trust or the Company that are substantially similar to the Preferred Securities, including any guarantee of such securities. The foregoing sentence shall not apply to any of the Preferred Securities to be sold hereunder.

     (s) The Company agrees not to declare or pay dividends on, or purchase, redeem or acquire for value any shares of its common stock, return any capital to holders of the common stock, or make any distribution of assets to the holders of the common stock, unless, from and after the date of any such dividend declaration (a "Declaration Date") or date of any such purchase, redemption, payment or distribution specified above (a "Redemption Date"), the Company retains cash, cash equivalents or marketable securities at the Company in an amount sufficient to pay the eight consecutive quarterly interest payments on the Junior Subordinated Debentures next following such Declaration Date or Redemption Date, unless this would prevent proceeds from counting as Tier 1 capital.

     (t) The Company will pay dividends to its common shareholders in accordance with all applicable federal and state laws, regulations and policy statements.

     (u) The Company will maintain the debt of the Company on a parent only basis at an amount which complies with all applicable federal and state laws, regulations and policy statements.

     (v) For a period of five years from the date of the Closing Time, the Company will provide a bonus to Gary N. Solomon that is principally based on performance-based criteria.

     Section 4.  Payment of Expenses.
                 -------------------

     (a) The Offerors jointly and severally will pay and bear all costs and expenses incident to the performance of its and the Trust's obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, all amendments thereto, all preliminary prospectuses, the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriter, (b) the preparation, printing and distribution of this Agreement, the Preferred Securities and the Blue Sky Survey, (c) the issuance and delivery of the Preferred Securities to the Underwriter, including any transfer taxes payable upon the sale of the Preferred Securities to the

Underwriter, (d) the fees and disbursements of the Company's counsel and accountants, (e) the American Stock Exchange filing fees, (f) fees and disbursements of counsel in connection with the Blue Sky Survey, (g) the qualification of the Preferred Securities under the applicable securities laws in accordance with Section 3(f) hereof, (h) any filing fee for review of the Offering with the National Association of Securities Dealers, LLC, (i) the legal fees and expenses of the Underwriter's counsel, and general out-of-pocket expenses of the Underwriter not to exceed $75,000 in legal fees and $20,000 in other expenses without the Company's prior written consent, (j) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the Indenture Trustee, in connection with the Indenture and the Junior Subordinated Debentures; (k) the fees and expenses of the Property Trustee and Delaware Trustee, including the fees and disbursements of counsel for the Property Trustee and Delaware Trustee, in connection with the Trust Agreement and the Certificate of Trust, and (l) all other costs incident to the performance of the Offerors' obligations hereunder.

     (b) If (i) the Closing Time does not occur on or before __________, 1999,
(ii) the Company abandons or terminates the Offering, or (iii) this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or 9(a), the Company shall reimburse the Underwriter for its reasonable out-of-pocket expenses, as set forth in this Section 4, including the reasonable fees and disbursements of counsel for the Underwriter.

     Section 5.  Conditions of Underwriter's Obligations. The obligations of the
                 ---------------------------------------
Underwriter to purchase and pay for the Preferred Securities that it has agreed to purchase pursuant to this Agreement are subject to the following further conditions:

     (a) The Registration Statement shall have become effective not later than 4:00 p.m., New York City time, on the first business day following the date hereof, or at such later time or on such later date as the Underwriter may agree to in writing; at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall be pending or, to the Underwriter's knowledge or the knowledge of the Offerors, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriter. If the Offerors have elected to rely upon Rule 430A, a prospectus containing the information required by Rule 430A shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b)  At the Closing Time, the Underwriter shall have received:

          (i) The favorable opinion, dated as of the Closing Time, of Elias, Matz, Tiernan & Herrick, L.L.P., counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, substantially in the form set forth in Exhibit B.

          (ii) The favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriter, substantially in the form set forth in Exhibit C.

          (iii) The favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, P.A., counsel for the Indenture Trustee and the Delaware Trustee, in form and substance satisfactory to counsel for the Underwriter, substantially in the form set forth in Exhibit D.

          (iv) The favorable opinion, dated as of the Closing Time, of Silver, Freedman & Taff, L.L.P., counsel for the Underwriter, in form and substance satisfactory to the Underwriter.

     In rendering such opinions, such counsel may rely as to matters of fact on certificates of executive officers, directors or trustees of the Company, the Bank or the Trust and certificates of public officials. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company, the Bank and the Trust. Such opinions may be governed by, and interpreted in accordance with, the Legal Opinion Accord ("Accord") of the American Bar Association Section of Business Law (1991), and, as a consequence, references in such opinion to such counsel's "Actual Knowledge" shall be as such term is defined in the Accord. The opinion of Elias, Matz, Tiernan & Herrick L.L.P. shall be limited to matters governed by federal banking and securities laws and regulations and the State of Louisiana Business Corporation Law, and the opinion of Richards, Layton & Finger, P.A. shall be limited to Delaware law. With respect to matters involving the application of other laws, such counsel may rely, to the extent it deems proper and as specified in its opinion, upon the opinion of local counsel satisfactory to the Underwriter's counsel. For purposes of such opinions, no proceeding shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director, executive officer or trustee of the Company, the Bank or the Trust, or its counsel, shall have received a copy of such proceeding, order, stop order or action. Such opinions may be limited to statutes, regulations and judicial interpretations and to facts as they exist as of the date of such opinions. In rendering such opinions, such counsel need assume no obligation to revise or supplement it should such statutes, regulations and judicial interpretations be changed by legislative or regulatory action, judicial decision or otherwise. Such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Company and the Trust of this Agreement or the issuance of the Preferred Securities.

     (c) At the Closing Time and again at the Option Closing Date, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and shall conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, the Offerors shall have complied in all material respects with Rule 430A (if they shall have elected to rely thereon), and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Offerors, threatened against the Company or any subsidiary or the Trust that would be required to be set forth in the Prospectus that is not set forth therein, and no proceedings shall be pending or, to the knowledge of the Offerors, threatened against either of the Offerors or any subsidiary of the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Prospectus; (iv) each of the Offerors shall have complied, in all material respects, with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time or Option Closing Date, as applicable; (v) the other representations and warranties of the Offerors set forth in Section l(a) hereof shall be accurate in all material respects as though expressly made at and as of the Closing Time or Option Closing Date, as applicable; and (vi) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose been initiated or, to the knowledge of the Offerors, threatened by the Commission. At the Closing Time, the Underwriter shall have received a certificate of the Chairman of the Board and Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Time, to such effect.

     (d) At the time that this Agreement is executed by the Company, the Underwriter shall have received from Grant Thornton LLP and Roth Murphy Sanford L.L.P., letters, dated such date, in form and substance satisfactory to the Underwriter, confirming that they are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations, and stating in effect that with respect to the Company:

          (i) in Grant Thornton LLP's opinion, the consolidated financial statements as of December 31, 1998 and for the year then ended and in Roth Murphy Sanford L.L.P.'s opinion, the consolidated financial statement as of December 31, 1997 and for the years ended December 31, 1997 and 1996, and the related financial statement schedules, if any, included in the Registration Statement and the Prospectus and covered by their respective opinions included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

          (ii) in Grant Thornton LLP's letter, on the basis of procedures (but not an audit in accordance with generally accepted accounting standards) specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial
                                                             -----------------
Information, including a reading of the latest available interim consolidated
-----------
financial statements of the Company, a reading of the minutes of all meetings of the Board of

Directors of the Company and the Bank and of the Audit Committee of the Board of Directors of the Bank since January 1, 1999, inquiries of certain officials of the Company and the Bank responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                (A) the unaudited interim consolidated financial information included in the Prospectus, if any, do not comply as to form in all material respects with applicable accounting requirements of the 1933 Act, or are not presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements included in the Prospectus;

                (B) at a specified date not more than three days prior to the date of this Agreement, there was any increase in long-term debt or Federal Home Loan Bank advances of the Company and its consolidated subsidiaries or any decrease in total assets, total deposits or stockholders' equity of the Company and its consolidated subsidiaries, any increase in the number of outstanding shares of capital stock of the Company and its consolidated subsidiaries or any decrease in loan loss allowance of the Company and its consolidated subsidiaries, in each case as compared with amounts shown in the financial statements at December 31, 1998 included in the Registration Statement, except in all cases for changes, increases or decreases that the Registration Statement discloses have occurred or may occur; or

                (C) for the period from January 1, 1999 to a specified date not more than three days prior to the date of this Agreement, there was any decrease in consolidated net interest income, net income or net income per share, in each case as compared with a period of comparable length in the preceding year, except in all cases for increases or decreases that the Registration Statement discloses have occurred or may occur; and

          (iii) in addition to the procedures referred to in clause (ii) above, Grant Thornton LLP shall have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement (including the Selected Consolidated Financial Data) (having compared such items with, and have found such items to be in agreement with, the financial statements of the Company or general accounting records of the Company, as applicable, which are subject to the Company's internal accounting controls or other data and schedules prepared by the Company from such records).

     (e) At the Closing Time, the Underwriter shall have received from Grant Thornton LLP a letter, in form and substance satisfactory to the Underwriter and dated as of the Closing Time, reaffirming the statements made in their letter furnished pursuant to Section 5(d) hereof, except that the inquiries specified in Section 5(d) hereof shall be made based upon the latest available unaudited interim consolidated financial statements and the specified date referred to shall be a date not more than three days prior to the Closing Time.

     (f) At the Closing Time, counsel for the Underwriter shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities as contemplated in this Agreement and the matters referred to in Section 5(c) hereof and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Offerors, the performance of any of the covenants of the Offerors or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Preferred Securities and the Junior Subordinated Debentures as contemplated in this Agreement shall be satisfactory in form and substance to the Underwriter and to counsel for the Underwriter.

     (g) The Company shall have paid, or made arrangements satisfactory to the Underwriter for the payment of, all such expenses as may be required by Section 4 hereof.

     (h) In the event the Underwriter exercises its option provided in Section 2 hereof to purchase all or any portion of the Option Securities, the obligations of the Underwriter to purchase the Option Securities that it has agreed to purchase shall be subject to the receipt by the Underwriter on the Option Closing Date of:

          (i) A certificate, dated the Option Closing Date, of the Chairman of the Board and Chief Executive Officer and the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true as of the Option Closing Date;

          (ii) The favorable opinion of Elias, Matz, Tiernan & Herrick L.L.P., counsel for the Company, addressed to the Underwriter and dated the Option Closing Date, in form satisfactory to counsel to the Underwriter, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(i) hereof;

          (iii) The favorable opinion of Richards, Layton & Finger, P.A. special Delaware counsel for the Offerors, addressed to the Underwriter and dated the Option Closing Date, in form satisfactory to counsel to the Underwriter, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(ii) hereof;

          (iv) The favorable opinion of Richards, Layton & Finger, P.A., counsel for the Indenture Trustee and Delaware Trustee, addressed to the Underwriter and dated the Option Closing Date, in form satisfactory to counsel to the Underwriter, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(iii) hereof;

          (v) The favorable opinion of Silver, Freedman & Taff, L.L.P., counsel to the Underwriter, dated the Option Closing Date, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(iv) hereof; and

          (vi) Letter from Grant Thornton LLP addressed to the Underwriter and dated the Option Closing Date, in form and substance satisfactory to the Underwriter and substantially the same in form and substance as the letter furnished to the Underwriter pursuant to Section 5(e) hereof.

     (i) The Preferred Securities, the Guarantee and the Junior Subordinated Debentures shall have been qualified or registered for sale, or subject to an available exemption from such qualification or registration, under the Blue Sky or securities laws of such jurisdictions as shall have been reasonably specified by the Underwriter, and the Offering contemplated by this Agreement shall have been cleared by the NASD.

     (j) If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by the Underwriter on notice to the Offerors at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4 of this Agreement. Notwithstanding any such termination, the provisions of Sections 4, 6, 10 and 12 of this Agreement shall remain in effect.

     Section 6.  Indemnification.
                 ---------------

     (a) The Offerors jointly and severally agree to indemnify and hold harmless the Underwriter, each officer, director or employee of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any loss, liability, claim, damage and expense whatsoever (which shall include, but not be limited to, amounts incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim or investigation whatsoever and any and all amounts paid in settlement of any claim or litigation, provided such settlement is entered into with the consent of the Offerors as provided herein), as and when incurred, arising out of, based upon or in connection with (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, contained in (A) any preliminary prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto or (B) in any application or other document or communication (collectively called an "application") executed by or on behalf of the Company or the Trust or based upon written information furnished by or on behalf of the Company or the Trust filed in any jurisdiction in order to qualify the Preferred Securities under the "blue sky" or securities laws thereof or filed with the Commission, the American Stock Exchange or any securities exchange, unless such statement or omission or alleged statement or omission was made in reliance upon and in conformity with written information concerning the Underwriter, the Underwriting Agreement or the compensation of the Underwriter furnished to the Offerors by or on behalf of the Underwriter expressly for inclusion in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Offerors contained in the Underwriting Agreement. The foregoing indemnification with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter (or its directors, officers, employees and controlling persons within the meaning of the federal securities laws) if the person asserting any such losses, liabilities, claims, damages or expenses against the Underwriter (or such other persons) purchased Preferred Securities and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person in connection with the written confirmation of the sale of such Preferred Securities to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, liability, claim, damage or expense, provided that the Company delivered the Prospectus, as amended or supplemented, to the Underwriter on a timely basis to permit such delivery or sending. For purposes of this section, the term "expense" shall include, but not be limited to, counsel fees and costs, court costs, out-of-pocket costs and compensation for the time spent by any of the Underwriter's directors, officers, employees and counsel according to his or her normal hourly billing rates. The indemnification provisions shall also extend to all directors, officers, employees and controlling persons of each affiliate of the Underwriter.

     (b) The Underwriter agrees to indemnify and hold harmless each of the Offerors, each of their directors or trustees, each officer who signed the Registration Statement, and each person, if any, who controls the Offerors within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any application in reliance upon and in conformity with written information about the Underwriter, the Underwriting Agreement or the compensation of the Underwriter, furnished to either of the Offerors by the Underwriter or its counsel expressly for inclusion in such preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application.

     (c) An indemnified party shall give prompt notice to each indemnifying party if any action, suit, proceeding or investigation is commenced in respect of which indemnity may be sought hereunder, but failure to notify an indemnifying party shall not relieve the indemnifying party from its obligations to indemnify hereunder, except to the extent that the indemnifying party has been prejudiced in any material respect by such failure. If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defense of such action, including the employment of counsel satisfactory to the indemnified parties and the payment of all expenses of the indemnified party in connection with such action. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties that are different from or additional to those available to one or more of the indemnifying parties, in any of which events such fees and expenses shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties; it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (except in the event of a conflict or potential conflict of interest between or among indemnified parties) separate from their own counsel at any time and for all such indemnified parties and controlling persons, which firm shall be designated in writing by the indemnified party. The Offerors shall be jointly and severally liable for any settlement of any claim against the Underwriter (or any of its directors, officers, employees or controlling persons) made with the Offerors' written consent, which consent shall not be unreasonably withheld. The Offerors shall not, without the written consent of the Underwriter, settle or compromise any claim against them based upon circumstances giving rise to an indemnification claim against the Offerors hereunder unless such settlement or compromise provides that the Underwriter and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect to such claim.

     (d) In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Offerors, on the one hand, and the Underwriter, on the other hand, shall contribute to the amount paid or payable by such indemnified persons as a result of such loss, liability, claim, damage and expense in such proportion as is appropriate to reflect the relative benefits received by the Offerors, on the one hand, and the Underwriter, on the other hand, from the underwriting, and also the relative fault of the Offerors, on the one hand, and the Underwriter, on the other hand, in connection with the statements, acts or omissions which resulted in such loss, liability, claim, damage and expense, and any other relevant equitable considerations. No person found liable for a fraudulent misrepresentation or omission shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation or omission. Notwithstanding the foregoing, the Underwriter shall not be obligated to contribute any amount hereunder that exceeds the amount of the underwriting commission paid to the Underwriter with respect to the Preferred Securities purchased by the Underwriter.

     (e) The indemnity and contribution agreements contained herein are in addition to any liability which the Offerors may otherwise have to the Underwriter.

     (f) Neither termination nor completion of the engagement of the Underwriter nor any investigation made by or on behalf of the Underwriter shall affect the indemnification obligations of the Offerors or the Underwriter hereunder, which shall remain and continue to be operative and in full force and effect.

     Section 7.  Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------------------------

     The representations, warranties, indemnities, agreements and other statements of the Offerors or their officers or trustees set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Offerors or the Underwriter or any controlling person and will survive delivery of and payment for the Preferred Securities, except that the representations and warranties shall not speak as of any date subsequent to the Closing Date or the Option Closing Date, as the case may be.

     Section 8.  Offering by the Underwriter.
                 ---------------------------

     The Offerors are advised by the Underwriter that the Underwriter proposes to make a public offering of the Preferred Securities, on the terms and conditions set forth in the Registration Statement from time to time as and when the Underwriter deems advisable after the Registration Statement becomes effective. Because the NASD is expected to view the Preferred Securities as interests in a direct participation program, the offering of the Preferred Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules.

     Section 9.  Termination of Agreement.
                 ------------------------

     (a) The Underwriter may terminate this Agreement, by notice to the Offerors, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of existing hostilities or other national or international calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the Underwriter's judgment, impracticable to market the Preferred Securities or enforce contracts for the sale of the Preferred Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the American Stock Exchange, or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the American Stock Exchange or any other governmental authority with appropriate jurisdiction over such matters, or (iv) if a banking moratorium has been declared by either federal or Louisiana authorities, or (v) if there shall have been such material and substantial change in the market for securities in general or in political, financial or economic conditions as in the Underwriter's judgment makes it inadvisable to proceed with the offering, sale and delivery of the Preferred Securities on the terms contemplated by the Prospectus, or (vi) if the Underwriter reasonably determines (which determination shall be in good faith) that there has not been satisfactory disclosure of all relevant financial information relating to the Offerors in the Offerors' disclosure documents and that the sale of the Preferred Securities is inadvisable given such disclosures.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4 hereof.

Notwithstanding any such termination, the provisions of Sections 4, 6, 10 and 12 hereof shall remain in effect.

     Section 10. Notices.
                 -------

     All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices shall be addressed as follows:

     If to the Underwriter:

     Ryan, Beck & Co., Inc.
     220 South Orange Avenue
     Livingston, New Jersey 07039
     Attention: Bruce G. Miller, Senior Vice President

     with a copy to:

     Silver Freedman & Taff
     1100 New York Avenue
     Washington, D.C.  20005-3934
     Attention: James S. Fleischer, P.C.

     If to the Company or the Trust:

     CB&T Holding Company
     1100 Poydras Street, Suite 100
     New Orleans, Louisiana 70112
     Attention: Paul R. Trapani, Jr., Executive Vice President

     with a copy to:

     Elias, Matz, Tiernan & Herrick L.L.P.
     734 15/th/ Street, N.W., 8/th/ Floor
     Washington, D.C.  20005
     Attention: Gerald F. Heupel, Jr., Esq.

     Section 11. Parties.
                 -------

     This Agreement is made solely for the benefit of the Underwriter, and the officers, directors, employees, agents and legal counsel of the Underwriter specified in Section 6 hereof, the Trust and the Company and, to the extent expressed, any person controlling the Trust, the Company or the Underwriter, and the directors of the Company, or trustees of the Trust, their respective officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

The term "successors and assigns" shall not include any purchaser, as such purchaser, from the underwriter of the Preferred Securities.

     SECTION 12.  ARBITRATION.
                  -----------

     Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or otherwise relating to this Agreement shall be submitted to and settled by arbitration conducted in New York, New York before one or three arbitrators, each of whom shall be knowledgeable in the field of securities law and investment banking. Such arbitration shall be conducted in accordance with the rules then obtaining of the American Arbitration Association. The parties hereto agree to share equally the responsibility for all fees of the arbitrators, abide by any decision rendered as final and binding and waive the right to appeal the decision or otherwise submit the dispute to a court of law for a jury or non-jury trial. The parties hereto specifically agree that neither party may appeal or subject the award or decision of any such arbitrator to appeal or review in any court of law or in equity or in any other tribunal, arbitration system or otherwise. Judgment upon any award granted by such arbitrator may be enforced in any court having jurisdiction thereof.

     SECTION 13.  GOVERNING LAW.
                  -------------

     This Agreement shall be governed by the laws of the State of New Jersey.

     SECTION 14.  COUNTERPARTS.
                  ------------

     This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                              Very truly yours,

                              CRESCENT CAPITAL TRUST I



                              By:____________________________________
                                    Name:  Paul R. Trapani, Jr.
                                    Title: Administrative Trustee


                              CB&T HOLDING CORPORATION


                              By:____________________________________
                                    Name:  Gary N. Solomon
                                    Title: Chief Executive Officer


Confirmed and accepted as of
the date first above written:

RYAN, BECK & CO., INC.


By:________________________________
      Name:  Bruce G. Miller
      Title: Senior Vice President

                                                            EXHIBIT A
                                                            ---------


                           CRESCENT CAPITAL TRUST I
                          (a Delaware business trust)

                        1,000,000 Preferred Securities
                 _____% Cumulative Trust Preferred Securities
                (Liquidation Amount $10 per Preferred Security)



                         PRICE DETERMINATION AGREEMENT
                         -----------------------------



                                                            __________, 1999


Ryan, Beck & Co., Inc.
220 South Orange Avenue
Livingston, New Jersey  07039

Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), among Crescent Capital Trust I, a Delaware business trust (the "Trust"), CB&T Holding Company, a Louisiana corporation (the "Company" and, together with the Trust, the "Offerors"), and Ryan, Beck & Co., Inc. (the "Underwriter"). The Underwriting Agreement provides for the purchase by the Underwriter from the Trust, subject to the terms and conditions set forth therein, of 1,000,000 of the ____% Cumulative Trust Preferred Securities of the Trust (the "Preferred Securities"), subject to the Underwriter's option to purchase up to an additional 150,000 Preferred Securities (to cover over-allotments, if any). This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

     Pursuant to Section 2 of the Underwriting Agreement, the Offerors agree with the Underwriter as follows:

     1.   The public offering price per Preferred Security shall be $10.

     2. The purchase price for the Preferred Securities to be paid by the Underwriter shall be $10 per Preferred Security.

     3. The commission per Preferred Security to be paid by the Company to the Underwriter for its commitment hereunder shall be $______ per Preferred Security.

     4. The distribution rate on the Preferred Securities shall be ____% per annum.

     The Offerors represent and warrant to the Underwriter that the representations and warranties of the Offerors set forth in Section 1(a) of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

     This Agreement shall be governed by the laws of the State of New Jersey.

     If the foregoing is in accordance with the understanding of the Underwriter of the agreement between the Underwriter and the Offerors, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement between the Underwriter and the Offerors in accordance with its terms and the terms of the Underwriting Agreement.

                                    Very truly yours,

                                    CRESCENT CAPITAL TRUST I

                                    By: CB&T Holding Corporation Depositor


                                    By:_______________________________________
                                          Name:  Paul R. Trapani, Jr.
                                          Title: Administrative Trustee

                                    CB&T HOLDING CORPORATION


                                    By:_______________________________________
                                          Name:  Gary N. Solomon
                                          Title: Chief Executive Officer

Confirmed and accepted as of
the date first above written:

RYAN, BECK & CO., INC.


By: _____________________________
    Name:  Bruce G. Miller
    Title: Senior Vice President

                                                                       EXHIBIT B
                                                                       ---------


     The opinion of counsel to the Company to be delivered pursuant to Section 5(b)(i) of the Underwriting Agreement shall be substantially to the effect that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Louisiana, with requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and is registered as a bank holding company under the Bank Holding Company Act. The Bank is a Louisiana-chartered commercial bank duly organized and validly existing under the laws of the State of Louisiana, with requisite power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

     2. The Company and the Bank are duly qualified to transact business as foreign corporations under the corporation laws of each jurisdiction in which the Company or the Bank, as the case may be, owns or leases property of a nature, has an office or transacts business of a type that would make such qualification necessary, except where the failure so to qualify would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

     3. The deposit accounts of the Bank are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation up to the maximum amount allowable by law, and, to such counsel's Actual Knowledge, no proceedings for the termination or revocation of such membership or insurance are pending or threatened.

     4. All of the issued and outstanding shares of capital stock of the Bank have been duly and validly authorized and issued and are fully paid and nonassessable and, to such counsel's Actual Knowledge, are owned by the Company.

     5. The authorized and outstanding capital stock of the Company as of the date indicated is as set forth in the Prospectus under the heading "Our Capitalization".

     6. The Company has full corporate power and authority to execute, deliver and perform the Underwriting Agreement and to issue the Junior Subordinated Debentures as contemplated by the Prospectus; the Underwriting Agreement has been duly authorized, executed and delivered by the Company; and assuming the due authorization, execution and delivery thereof by the Trust and the Underwriter, the Underwriting Agreement constitutes a legal, valid, and binding obligation of each of the Company and the Trust, enforceable against each of the Company and the Trust in accordance with its terms, except as enforceability of the Underwriting Agreement may be limited by (a) bankruptcy, insolvency, receivership, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of holding companies of insured depository institutions, (b) general equity principles, including those limiting the right to specific performance or other equitable relief, regardless of whether such enforceability is considered in a proceeding in equity or at law, or (c) laws relating to the safety and soundness of holding companies of insured depository institutions, and except to the extent that the provisions of Section 6 of the Underwriting Agreement may be unenforceable as against public policy or under applicable law, as to which no opinion is expressed.

     7. The Trust Agreement has been duly authorized, executed and delivered by the Company.

     8. The Guarantee Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, receivership, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of holding companies of insured depository institutions, (b) general equity principles, including those limiting the right to specific performance or other equitable relief, regardless of whether such enforceability is considered in a proceeding in equity or at law, or (c) laws relating to the safety and soundness of holding companies of insured depository institutions.

     9. The Expense Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, receivership, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of holding companies of insured depository institutions, (b) general equity principles, including those limiting the right to specific performance or other equitable relief, regardless of whether such enforceability is considered in a proceeding in equity or at law, or (c) laws relating to the safety and soundness of holding companies of insured depository institutions.

     10. The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, receivership, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of holding companies of insured depository institutions, (b) general equity principles, including those limiting the right to specific performance or other equitable relief, regardless of whether such enforceability is considered in a proceeding in equity or at law, or (c) laws relating to the safety and soundness of holding companies of insured depository institutions.

     11. The Junior Subordinated Debentures have been duly authorized, executed and delivered by the Company and, when duly authenticated in accordance with the Indenture and delivered and paid for as contemplated by the Prospectus, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, receivership, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of holding companies of insured depository institutions, (b) general equity principles, including those limiting the right to specific performance or other equitable relief, regardless of whether such enforceability is considered in a proceeding in equity or at law, or (c) laws relating to the safety and soundness of holding companies of insured depository institutions.

     12. Neither the Company nor the Trust is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act.

     13. The statements set forth in the Registration Statement under the captions "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures," "Description of the Guarantee" and "Relationship Among the Preferred Securities, the Junior Subordinated Debentures, the Expense Agreement and the Guarantee," insofar as they purport to describe the provisions of the laws referred to therein, fairly summarize the legal matters described therein.

     14. The statements of law or legal conclusions and opinions set forth in the Registration Statement under the caption "Federal Income Tax Consequences," subject to the assumptions and conditions described therein, constitute such counsel's opinion.

     15. The Registration Statement was declared effective under the 1933 Act as of the date and time specified in such opinion, any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) and, to such counsel's Actual Knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings therefor have been initiated or threatened by the Commission.

     16. The Registration Statement (including the information required by Rule 430A, if applicable) and the Prospectus and any amendment or supplement thereto (except for the financial statements, notes to financial statements and other financial, tabular and statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations.

     17. Such counsel knows of no legal or governmental proceedings pending to which the Company or any subsidiary is a party or of which any property of the Company or any subsidiary is the subject that are required to be disclosed in the Registration Statement and are not so disclosed or that would affect the consummation of the transactions contemplated in the Underwriting Agreement or the Indenture; and such counsel knows of no such proceedings that are threatened or contemplated by governmental authorities or threatened by others.

     18. Such counsel knows of no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as exhibits thereto other than those described therein or filed as exhibits thereto, and such instruments as are summarized in the Registration Statement are fairly summarized in all material respects.

     19. No approval, authorization, consent, registration, qualification or other order of any public board or body is required in connection with the execution and delivery by the Company of the Underwriting Agreement, the Trust Agreement, the Guarantee Agreement, the Expense Agreement and the Indenture or the issuance and sale of the Preferred Securities or the consummation by the Company of the other transactions contemplated by the Underwriting Agreement, the Trust Agreement, the Guarantee Agreement, the Expense Agreement or the Indenture, except such as have been obtained under the 1933 Act, the 1934 Act and the Trust Indenture Act or such as may be required under the blue sky or securities laws of various states in connection with the offering and sale of the Preferred Securities.

     20. To such counsel's Actual Knowledge, each of the Company and the Bank has all material licenses, permits and other governmental authorizations currently required for the conduct of its business as described in the Prospectus.

     21. The execution and delivery of the Underwriting Agreement, the Trust Agreement, the Guarantee Agreement, the Expense Agreement and the Indenture, the issue and sale of the Junior Subordinated Debentures, the compliance by the Company with the provisions of the Junior Subordinated Debentures, the Indenture, the Trust Agreement, the Guarantee Agreement, the Expense Agreement and the Underwriting Agreement and the consummation of the transactions therein contemplated will not conflict with or constitute a breach of, or default under, the articles of incorporation or by-laws of the Company or the Bank or a breach or default under any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which either the Company or any subsidiary is a party or by which any of them or any of their respective properties may be bound except for such breaches as would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries considered as one enterprise, nor will such action result in a violation on the part of the Company or the Bank of any applicable law or regulation or of any administrative, regulatory or court decree known to such counsel.

     22. Such counsel has participated in the preparation of the Registration Statement and the Prospectus and no facts have come to the attention of such counsel to lead it to believe (a) that the Registration Statement (including the information required by Rule 430A, if applicable) or any amendment thereto (except for the financial statements, notes to financial statements and other financial, tabular or statistical data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) that the Prospectus or any amendment or supplement thereto (except for the financial statements, notes to financial statements and other financial, tabular or statistical data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Prospectus was issued, or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT C
                                                                       ---------

     The opinion of special Delaware counsel to the Company and the Trust to be delivered pursuant to Section 5(b)(ii) of the Underwriting Agreement shall be substantially to the effect that:


     1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

     2. Under the Delaware Act and the Trust Agreement, the Trust has the business trust power and authority to own its property and to conduct its business, all as described in the Prospectus.

     3. The Trust Agreement constitutes a valid and binding obligation of the Company and the Trustees and is enforceable against the Company and the Trustees in accordance with its terms, except as such enforceability may be limited by
(i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy or the enforceability of provisions relating to indemnification or contribution.

     4. Under the Delaware Act and the Trust Agreement, the Trust has the trust power and authority to execute and deliver, and to perform its obligations under, the Underwriting Agreement and to issue and perform its obligations under the Preferred Securities and the Common Securities.

     5. Under the Delaware Act and the Trust Agreement, the execution and delivery by the Trust of the Underwriting Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

     6. The Preferred Securities have been duly authorized for issuance by the Trust Agreement and, when issued, executed, authenticated and delivered in accordance with the terms of the Trust Agreement against payment therefor as set forth in the Underwriting Agreement, will be duly and validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement (subject to the limitations set forth in paragraph 3 above). The holders of the Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitations of personal liability as are extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that such counsel need express no opinion with respect to the liability of any holder of the Preferred Securities who is, was or may become a named Trustee of the Trust and each counsel may note payment obligations under the Trust Agreement.

     7. The Common Securities have been duly authorized for issuance by the Trust Agreement and, when issued, executed, and delivered to the Company against payment therefor in accordance with the terms of the Trust Agreement, will be duly and validly issued and (subject to the qualifications set forth in this paragraph) fully paid undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement (subject to the limitations set forth in paragraph 3 above).

     8. Under the Delaware Act and the Trust Agreement, the issuance of the Preferred Securities and the Common Securities is not subject to any preemptive rights.

     9. The issuance and sale by the Trust of the Preferred Securities and Common Securities, the purchase by the Trust of the Junior Subordinated Debentures, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated by the Underwriting Agreement and the compliance by the Trust with its obligations thereunder do not violate (i) any of the provisions of the Certificate of Trust or the Trust Agreement or (ii) any applicable Delaware law or administrative regulation.

                                                                       EXHIBIT D
                                                                       ---------


     The opinion of counsel to the Indenture Trustee and Delaware Trustee to be delivered pursuant to Section 5(b)(iii) of the Underwriting Agreement shall be substantially to the effect that:

     1. The Trust Company is a Delaware banking corporation with trust powers, duly incorporated, validly existing and in good standing under the laws of the State of Delaware with all necessary corporate power and authority to execute and deliver, and to carry out and perform its obligations under, the terms of the Indenture, the Trust Agreement and the Guarantee Agreement.

     2. The execution, delivery and performance by the Property Trustee of the Trust Agreement, the execution, delivery and performance by the Guarantee Trustee of the Guarantee Agreement and the execution, delivery and performance by the Indenture Trustee of the Indenture have been duly authorized by all necessary corporate action on the part of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively. The Trust Agreement, the Guarantee Agreement and the Indenture have been duly executed and delivered by the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, and the Trust Agreement constitutes the legal, valid and binding obligations of the Property Trustee, and is enforceable against the Property Trustee in accordance with their terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors' generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contirbution.

     3. The execution, delivery and performance of the Trust Agreement, the Guarantee Agreement and the Indenture by the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, do not conflict with or constitute a breach of the charter or by-laws of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively.

     4. No consent, approval or authorization of, or registration with or notice to any federal or Delaware state banking authority is required for the execution, delivery or performance by the Property Trustee, the Guarantee Trustee or the Indenture Trustee of the Trust Agreement, the Guarantee Agreement and the Indenture, respectively.

     5. The Junior Subordinated Debentures delivered on the date hereof have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

                                       1